UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2008

Buckeye GP Holdings L.P.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32963 (Commission File Number)	11-3776228 (I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 15, 2008, Buckeye GP Holdings L.P. (as successor by merger to MainLine Sub LLC, “BGH”) entered into a Fifth Amended and Restated Exchange Agreement (the “New Exchange Agreement”) among BGH, Buckeye Partners, L.P. (“Buckeye”), Buckeye GP LLC (“Buckeye GP”), MainLine L.P. (the “OLP GP”), Buckeye Pipe Line Company, L.P. (“BPLC”), Laurel Pipe Line Company, L.P. (“Laurel”), Everglades Pipe Line Company, L.P. (“Everglades”), and Buckeye Pipe Line Holdings, L.P. (“Holdings,” and together with BPLC, Laurel and Everglades, the “Operating Partnerships”). The New Exchange Agreement is an amendment and restatement of the Fourth Amended and Restated Exchange Agreement, dated August 9, 2006, that was filed as Exhibit 10.10 to BGH’s 2007 Annual Report on Form 10-K (the “Old Exchange Agreement”).

On the same date, BGH entered into a Termination Agreement (the “Termination Agreement”) among BGH, Buckeye GP, the OLP GP, MainLine GP, Inc. and Buckeye Pipe Line Services Company (“Services Company”).  The Termination Agreement terminates the Amended and Restated Executive Employment Agreement (the “Executive Employment Agreement”), dated August 9, 2006, that was filed as Exhibit 10.20 to BGH’s 2007 Annual Report on Form 10-K.

Pursuant to Section 2.01 of the Old Exchange Agreement, Buckeye GP, whose sole member is BGH, and the OLP GP had released Buckeye and the Operating Partnerships from any liability for or on account of Buckeye’s and/or the Operating Partnerships’ obligations pursuant to Section 7.4(b) of Buckeye’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) and of the respective Agreements of Limited Partnership of the Operating Partnerships or otherwise to reimburse Buckeye GP, the OLP GP or their affiliates for total compensation, including benefits (subject to certain limitations), paid for the four highest salaried officers (the “Executives”) performing duties for Buckeye GP with respect to the functions of operations, finance, legal, marketing and business development, treasury, or performing the function of President of Buckeye GP (the “Executive Compensation Liabilities”). As a result, decisions regarding the Executives’ compensation have been made by the Compensation Committee of BGH’s general partner, while compensation decisions for the remainder of Buckeye’s workforce have been made by Buckeye GP. This divided responsibility for employee compensation has the potential for the application of differing standards across the workforce and affects the comparability of Buckeye’s financial results to its publicly-traded peers.

Pursuant to the New Exchange Agreement, Buckeye and the Operating Partnerships have agreed to become directly responsible for all Executive Compensation Liabilities arising on and after January 1, 2009 in return for an annual fixed payment from BGH to Buckeye (the “Annual Fixed Payment”).  The amount of the Annual Fixed Payment has not yet been determined, but the formula for calculating the Annual Fixed Payment has been set as a multiple of the 2009 base salaries for the four Executives, which will compensate Buckeye for the assumption of the base salaries, annual bonus opportunity and benefits (plus a 15% cushion over such amounts) for the Executives.   Schedule A to the New Exchange Agreement contains a detailed breakdown of this formula and will be amended to reflect the final Annual Fixed Payment when the 2009 base salaries for the four Executives are determined by the Compensation Committee of Buckeye GP.

Pursuant to the terms of the Executive Employment Agreement, BGH, Buckeye GP and the OLP GP engaged Services Company to employ the Executives and pay the Executive Compensation Liabilities on behalf of BGH, Buckeye GP and the OLP GP.  BGH, in turn, reimbursed Services Company for all such Executive Compensation Liabilities paid. As a result of Buckeye and the Operating Partnerships becoming responsible for the payment of all Executive Compensation Liabilities, the Executive Employment Agreement is no longer necessary, and the Termination Agreement will terminate it as of January 1, 2009.

Because the assumption of the Executive Compensation Liabilities by Buckeye and the Operating Partnerships in exchange for the Annual Fixed Payment is a transaction between Buckeye GP and BGH, on the one hand, and Buckeye and the Operating Partnerships, on the other hand, the Board of Directors of Buckeye GP appointed its Audit Committee to act as a special committee of independent directors to negotiate the terms of the transaction with the Board of Directors of BGH’s general partner.  The Audit Committee, represented by independent legal counsel and in consultation with the Compensation Committee of Buckeye GP and its compensation advisors, negotiated the terms of the transaction, determined them to be fair and reasonable to Buckeye, and gave its “Special Approval” to the transaction in accordance with Section 7.9(a) of Buckeye’s Partnership Agreement.

The New Exchange Agreement and the Termination Agreement are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Fifth Amended and Restated Exchange Agreement, dated as of October 15, 2008, among Buckeye GP Holdings L.P., Buckeye GP LLC, Buckeye Partners, L.P., MainLine L.P., Buckeye Pipe Line Company, L.P., Laurel Pipe Line Company,  L.P., Everglades Pipe Line Company, L.P., and Buckeye Pipe Line Holdings, L.P.

10.2         Termination Agreement, dated as of October 15, 2008, among Buckeye GP LLC, Buckeye GP Holdings L.P., MainLine L.P., MainLine GP, Inc, and Buckeye Pipe Line Services Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

By:	MAINLINE MANAGEMENT LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: October 16, 2008

Exhibit Index

Exhibit

10.1

Fifth Amended and Restated Exchange Agreement, dated as of October 15, 2008, among Buckeye GP Holdings L.P., Buckeye GP LLC, Buckeye Partners, L.P., MainLine L.P., Buckeye Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., Everglades Pipe Line Company, L.P., and Buckeye Pipe Line Holdings, L.P.

10.2	Termination Agreement, dated as of October 15, 2008, among Buckeye GP LLC, Buckeye GP Holdings L.P., MainLine L.P., MainLine GP, Inc, and Buckeye Pipe Line Services Company.